BorrowMoney.com – Written Description by E-

Wiz Solutions, Inc.

Summary: E-Wiz Solutions, Inc. was awarded the design and development of the website “BorrowMoney.com” for their extensive coding experience, qualifications and reputation as a professional services company specializing in dynamically driven mission critical applications requiring above average level of complexity. E-Wiz Solutions, Inc. is a development firm located within the United States of America, and warrants that the work outlined herein amounts to approximately $250,000.00 and is justified in terms of our having to develop a fully-automated, self-manageable, secure and highly competitive website that adheres to our clients needs and intended project scope. Any assumption of what the site BorrowMoney.com should and/or could have cost without first having a clear understanding the intricate details behind the development and deployment of BorrowMoney.com can only be flawed. As such, we have provided the following as an outline including in detail the procedures and developmental methodologies implemented by E-Wiz Solutions, Inc. in fulfilling the requirements set forth as per client correspondence, relayed concepts and project scope.

Design Considerations:

BorrowMoney.com at its core is an online lending service designed to match borrowers with local lenders. Facilitating this process requires the collection of financial data from online visitors thereby allowing the online retrieval by lending institutions. Given that BorrowMoney.com’s core service involves the handling of secure information (i.e. social security numbers and financial data), protecting this data from an unwarranted data breach is the utmost priority and therefore a major factor in determining an appropriate methodology for development. During the initial design consideration, there was no known commercial 3rd party solution available at the time that could satisfy the unique set of features or level of security required for this project. As a result, the only option available was to perform custom design and development (further explanation/ logic which lead to this decision can be found in appendix A).

Project Scope:

To provide the website owner with the ability to fully administer its services and self-expand from its core service offering as necessary from day one without the need for developer intervention. To accomplish this task, the owner required the capability to configure, manage and monitor all aspects of its online service offering via an very advanced and carefully designed back-end administrative portal.

●	Configurable aspects include but are not limited to: member types and member registration forms; multi-purpose forms including loan forms; member type access restrictions to content, forms and/or services; subscription based services, packaged services and costs; email templates for member correspondence;

●	Manageable aspects include but are not limited to: maintenance of all configurable aspects; website pages and content; bulk email communications for CRM/Marketing; customize login screen dashboard for various member types;

●	Monitoring aspects include but are not limited to: member accounts, member submitted content and member activities; visitor feedback & live chat;

It should be noted that as part of this project, E-Wiz Solutions, Inc. performed a majority of the initial configuration and quality assurance required to initiate/launch BorrowMoney.com core services and site wide features prior to site owner training and administrative hand off.

Site Security:

The BorrowMoney.com core would contain specific core coding architecture and safety features designed to ensure proper and secure member authentication and member access to content and services in accordance with rules set forth via administrative portal configurations. Core security features include but are not limited to the following:

1.	Access control mechanisms for understanding rule sets configured for created member types (anonymous, borrowers, lenders, realtors, advertisers, administrators, etc...).

2.	Login session handling, auto log out, login activity logs, session and IP address tracking for all successful and failed logins, forgot login handling, SQL error tracking and administrative email notification;

3.	Intrusion detection and protection against SQL injection and cross-site-scripting.

4.	Multilevel administrative access setup & configuration (super user, administrator, limited administrator, etc...)

5.	Encrypted data storage of sensitive data (TID, SS#, Credit Card Data, Passwords, etc...)

6.	HTTPS encrypted protocols implemented for all site access in addition to installation of GeoTrust SSL Certificate for authenticity.

7.	Initial configuration of Linux server, services, utilities, LAMP and hosting environment to create a secure hosting environment.

8.	Initial configuration of Amazon Web Services to facilitate safe, efficient and effective deployment of BorrowMoney.com operations.

Site Administration:

The following are some features that have been created for administrative purposes. Note: To better understand functionality pertaining to features we are about to discuss, it is important to note that most functionality pertinent to the site can be affiliated with tracking and/or handling of any one of four action types (Form Submission; Submission Association; Ad Clicks; and Ad Impressions;). These action types can be triggered by various members -or- member types via their use of BorrowMoney.com.

1.	Member Types - Ability to configure member types including member registration fields; Configure member type access restrictions to subscriptions, member submitted data, submission forms and other site functionality;

2.	Service creation - Ability to create services, configure specific member type access and service costs in accordance with a core action completed upon using the service (i.e. click, impression, form submission, form association).

3.	Package creation - Ability to create subscription based packages for specific member types; Configure cost of package subscription, payment structure (auto replenish/ pay as you go) and services to be included and/or optional.

4.	Submission Form - Ability for administrator to create database tables (forms for submission by specific member types); Configure rule sets dictating whether a form submitted by a specific member type should be associated -or- viewable by another member type; Specify whether access to submit -or- view other member submissions should require a service based subscription.

5.	Form Builder - An advanced form builder provides a wide variety of form fields from a pre-canned list of over 70 field types ( many of which are pre-loaded with a specific set of options tailored for client, others field types even smarter such that field options can be dynamically configured for a specific form). The administrator associates a field type from the pre-canned list for each field it adds while creating and configuring a submission form. In addition to configuring what fields will be present within a submission form, the administrator can separate fields into tabbed question groups in addition to setup advanced field restrictions. Advanced field restrictions allow the administrator to specify precisely how a specific value entered for a given field should dictate the availability or requirement of other fields throughout the current form -or- other submission forms entirely. Give the many pre-canned field types needed for form configurations, an extensive amount of coding was required for creating these field types in addition to field value validation rules. This coding necessary was two-fold as it required that validation rules be written in both PHP and jQuery to account for both post submission and real-time field value validation.

6.	Integrate billing mechanisms with USA-EPay to bill subscription based members credit cards as needed for services rendered.

7.	Complex Triggering Mechanisms - BorrowMoney.com administrators have the ability to configure complex triggering mechanisms for invoking a specific events in response to an action -or- action criteria. Examples: 1) An administrator can configure a specific email template to be delivered to an individual who enters a specific value within a field upon member registration or other form submission. Example 2: Administrator can create a trigger that associates loan requests from borrowers to a specific group of lenders based on lender matching criteria.

8.	Ability to clone submission forms for easy and fast creation of similar applications.

9.	Advanced Communications - automated communications with members via various forms (email, text to speech robot call and automated input response, fax transmission, tweets, SMS, MMS) whereby the details of communications can be configured via a token based template creation facility.

10.	Bulk email functionality for communicating with members and prospects including email receipt for performance tracking.

11.	Ability to create and manage page content - CMS like capability via WYSIWYG Editor

12.	Administrative settings page - Configurable site-wide settings to provide administrators to tweak core functionality.

13.	Ability for administrator to configure custom dashboard (home screen) for various member types.

14.	Site activity tracker will display activities or actions performed in regards to a specific submission form if table setting enabled.

15.	SEO Manager - Enables administrator to configure Page Title, Meta Description, Meta Keywords and Clean URL for specific website pages and submission forms.

16.	Staff activity monitor to track most recent access by administrative staff members.

Site Configuration:

1.	Configure all member types, account registration details, access restrictions, subscription packages & pricing, and services pertinent to borrowers, lenders, lender sub-accounts, advertisers, realtors, etc...

2.	Create 19 loan request forms (table fields within each form, field order, field options pertinent to each field, field text & popup help messages). Note, some forms contain over a 100 fields (i.e. health insurance), and many forms fields allow for complex data selection (i.e. vehicle type and make). Some complex data fields such as location and/or vehicle type require manual import (huge quantities of data) simply to enhance user experience and ensure accuracy and consistency of data (i.e. 50,000+ zip codes and states for the U.S. / All Car Make and Affiliated Models).

3.	Configure all email templates including (forgot login, new registration, submission confirmation, submission association, loan assignment for lender sub-account, payment processed at the time of package signup, renewal or auto-replenishment and more.

4.	Configure all website content via administrative page manager - WYSIWYG (loan interim pages, advice pages, article pages and main site pages - about us, contact us, FAQs, careers, terms of use, etc..)

5.	Optimization of All Website Content, Page Titles & Meta Data. Create sitemap.xml and submit to major search engines.

Site Features:

1.	1. Member signup which can include payment processing for enrolled subscription (borrowers, lenders, advertisers, realtors)

2.	2. Loan request submission and account access for borrowers to monitor submission statuses.

3.	3. Advertiser account setup and campaign administration. Advertisers can upload various sized ads and create an unlimited number of advertising campaigns to includes campaign specific geo-targeting by City, State & Zip code.

4.	4. Lender account administration to: view associated leads; follow up with borrowers; create “sub accounts” - additional login credentials for sub-lenders to login, view and follow up on leads assigned by lender;

5.	5. Realtor account administration to create and manage real-estate for sale, rental listings and receive prospective communications.

6.	6. Search real estate for “for sale/rental” listings. Details include property pictures, features, school and neighborhood details, history, agent details and agent contact form.

7.	7. Verify a Broker / Lender - Import customer supplied data to allow broker / lender search along with detailed information.

8.	8. Create calculators for various loan types: mortgage, auto, personal & commercial.

9.	9. Integrate w/ 3rd-party mortgage feed provider to display recent and weekly national mortgage, house price index & prime rates.

10.	10. Create site wide search allowing website visitors to search all website content.

11.	11. Report an issue feature for enhanced user experience, issue tracking and escalation as necessary.

12.	12. Integrated live chat for enhanced user experience and support.

13.	13. Geo-targeted ad display and ad rotation targeting website visitors according to derived location, or location details specified during application processes. Develop click tracking mechanisms for billing advertisers.

Visual Interface:

1.	1. Design website shell / cosmetic structural aspects, front-end pages and back-end member access portals.

2.	2. Create jQuery slideshow and integrate with core form field restrictions for a more simplified form submission experience.

3.	3. Write CSS to enable responsiveness - proper rendering of front and back end on all devices (iPhone, Android, Tablet, & PCs/Mac).

Documentation:

1.	Create detailed user manuals including text and visual depictions to assist Borrowers, Lenders, Lender Sub-Accounts, Advertisers and Site Administrators with back end account administration features and functionality.

2.	All development has been accompanied with limited inline coding documentation as is typical with professional development.

Quality Assurance:

1.	Test registration functionality for all members, registration follow-up email containing member login credentials, and verify login success via credentials provided.

2.	Test forgot login functionality and email to client with credentials upon client verification.

3.	Test loan form submissions to ensure proper association with lenders in accordance with matching lender prospect criteria. Verify lender account balance is updated to reflect cost of lead. Verify emails to sub-lenders upon lead assignment by lenders.

4.	Test payment processes to ensure proper billing and email of payment receipts to customers and copy to administrators upon initiation of billing processes pertinent to member activities.

5.	Evaluate all other site front and back end features & functionality, configurations, page conformity, links and content display.

Customer Training:

1.	In depth training session with website owner regarding all website features and functionality including administrative processes respect to all configurable, manageable and monitored aspects.

2.	Provided support as needed during the initial launch to assist with configuration questions and/or issues.

Beta Support:

1.	Issue core code modifications to address apparent bugs following initial launch as well as issue minor enhancements necessary to effectively facilitate proof of concept and smooth transition from beta phase to full production.

Appendix A: The question we were faced with initially was whether to develop BorrowMoney.com via “Custom Design & Development” -OR- “Commercially Available 3rd Party Product”. At the time of the initial development, unfortunately there were no 3rd party application available for commercial use on the market that inherently possessed the type of unique functionality required by the BorrowMoney.com concept. Even if such an application would have existed, the idea of deploying a widely utilized commercially available application presented a significant security risk for us - as everyone knows that most vulnerabilities pertinent to 3rd party applications (i.e. CMS Joomla/Wordpress/Drupal) are discovered as a result of a data breach in addition to the fact that most vulnerabilities are widely publicized among hacker communities. Relying on a 3rd party product presented an elevated level of vulnerability and risk that BorrowMoney.com could not afford to take, leaving custom design and development as the most secure option for us.